DRYDEN CALIFORNIA MUNICIPAL FUND
(formerly known as Prudential California Municipal Fund)
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                                 October 25, 2004





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:	Dryden California Municipal Fund (the ?Fund?)
	(formerly known as Prudential California Municipal Fund)
	File No.:  811-4024


Ladies and Gentlemen:

Please find enclosed the following items: (1) the Annual Report on Form N-SAR for the Fund for the fiscal year ended August 31, 2004 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.

                                                Very truly yours,


                                               /s/Deborah A. Docs
                                                  Deborah A. Docs
                                                  Secretary



Enclosures

This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of October, 2004.


DRYDEN CALIFORNIA MUNICIPAL FUND
(formerly known as Prudential California Municipal Fund)






Witness:/s/Deborah A. Docs		By:/s/Grace C. Torres
               Deborah A. Docs		Grace C. Torres
               Secretary		Treasurer and Principal
            				Financial and Accounting
            				Officer



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